Exhibit 10.1

SERVICES AGREEMENT

This Services Agreement (“Agreement”) is entered into as of , 20 (the “Effective Date”) by and between EV Mobility, LLC, a Delaware limited liability company located at _________________ (“EVM”) and ________________, located at ______________ (the “Property Owner”). For purposes of this Agreement, EVM and the Property Owner are sometimes referred to in this Agreement collectively as the “Parties,” and individually as a “Party.”

WHEREAS, EVM is in the business of providing turn-key vehicle mobility services to property owners and operators as further described herein (collectively, the “Services”) that give approved individuals on-demand access (subject to availability) to the use of one or more electric vehicles operated and maintained by EVM (the “EVM Vehicles”) on-site at the property for the personal use of the approved individuals through EVM’s mobile application (the “Mobile App”) and website, www.evmobility.com (the “Website”); and

WHEREAS, the Property Owner owns, operates and/or manages the property or properties (each a “Property” and collectively, the “Properties”) identified in the “Summary of Terms” on Exhibit A attached hereto (the “Summary of Terms”), for the benefit of its residents, tenants and /or guests, as applicable (collectively, the “End Users”); and desires to enter into this Agreement to retain the Services from EVM and to facilitate the provision of the Services and EVM Vehicles to the End Users associated with each a Property as determine by the Property Owner, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Services. EVM will provide the Services at the Properties listed on Exhibit A, attached hereto, during the Term. The Parties agree that: (a) if and to the extent required, EVM shall be responsible, at the EVM’s cost and expense, to install (basic installation only) and maintain the agreed upon number of electric vehicle charging stations as set forth on Exhibit A in locations at the Property to be mutually agree by the Parties (each, a “Charging Station”), on the terms set forth in Section 2 below; (b) EVM shall provide and maintain dedicated EVM Vehicles consistent with the terms of this Agreement and Exhibit A; and (c) EVM shall allow End Users access to the EVM Vehicles through EVM’s Mobile App and/or Website.

2. Access; Charging Stations. During the Term, EVM shall have (a) the right to use and access, and to permit the End Users to use and access, the EVM Parking Spaces, including without limitation the right to park, operate, clean, and otherwise use the EVM Vehicles at the Property; and (b) the right to use and access Property, the Parking Spaces, and if applicable, any other Charging Stations for the purposes of accessing, servicing, repairing and maintaining the Charging Stations, the EVM Vehicles, and charging the EVM Vehicles. EVM will pay for the basic installation cost (excluding site preparation, electrical work at the Property and any other work required to prepare the site for the basic installation) to install the Charging Stations at the Property and will be responsible for the maintenance of such Charging Stations during the Term. Upon termination of this Agreement, EVM shall be entitled to retain and remove the Charging Stations from the Property, unless alternative arrangements are agreed upon by the Parties in writing (it is agreed by the Parties that e-mail is sufficient for these purposes).

3. Obligations of EVM. Except as otherwise expressly provided in Section 2 of this Agreement, EVM shall, at its sole cost and expense: (a) prepare the EVM Location (except as otherwise provided herein), including installation of EVM signage; (b) install (basic installation only) and maintain the EVM Charging Stations as indicated in Section 2 above; unless the EVM Charging Stations are being installed and/or managed by a third party electric vehicle charging or software vendor, in which case that third party electric vehicle charging vendor will be responsible for the installation and maintenance of the EVM Charging Stations; (c) maintain the EVM Vehicles; (d) provide customer service to End Users relating to the Mobile App, the Website or use of the EVM Vehicles; (e) provide the Property Owner with all EVM signage to be used at the Property as described under Section 4 below; and (f) pay to the Property Owner its agreed upon portion of the Revenue Share as described and defined in Exhibit A on a monthly basis.

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4. Obligations of the Property Owner. Except as otherwise expressly provided in Section 2 of this Agreement, the Property Owner shall, at its sole cost and expense: (a) provide EVM, exclusively for the EVM Vehicles, dedicated access to the number of parking spaces (each, a “Parking Space”) identified on Exhibit A; (b) pay to EVM the fees set forth on Exhibit A attached hereto (collectively, the “Fees”), on Net 30 terms; (c) be responsible, at the Property Owner’s sole cost and expense, for any and all work required to prepare the Property and / or the location of the Parking Spaces to accommodate the Charging Stations to be installed by EVM, and the Property Owner shall be responsible, at its sole cost and expense, for any and all costs, fees, expenses or other charges associated with the maintenance of the Property to ensure the Charging Stations are fully operational; (d) prepare the Property for both installation and continued operations of each EVM Location, including providing one (1) parking space per EVM Vehicle (or Other Charging Station as set forth herein) free of cost as well as sufficient space on an electrical panel for EVM to connect the Charging Stations for the necessary amount of electricity; (e) allow the End Users access to the facilities where the Parking Spaces, Charging Stations and EVM signage are located and the immediate surrounding area (collectively, the “EVM Location”); (f) provide for the continuous provision of power to the Charging Stations at the Property Owner’s sole cost, including maintaining electrical connection and assisting EVM with any issues related to the continued provision of electricity at the Property; (g) provide access (including any security key cards, keys or placards as required) to End Users, EVM, and EVM’s representatives or third-party service providers to the EVM Location, the Other Charging Station(s), and to any utility closets that provide access to the Property’s electricity, for purposes of providing the Services, installing the Charging Stations and performing maintenance; (h) use commercially reasonable efforts to safeguard the EVM Locations, including the EVM Charging Stations and EVM Vehicles, from vandalism, theft or other damage by anyone physically on the Property; (i) maintain the area around the EVM Location in a condition that is reasonably safe, clean and free from objects that could obstruct access to the EVM Location or render the location unsafe or visually unappealing; (j) maintain ingress and egress from the Parking Spaces and Other Charging Stations to the public right of way; (k) permit EVM access to the valet staff (if valet services are offered at a Property) to facilitate the use of the EVM Services and to take such actions as are necessary to ensure that the Parking Spaces are only used for the parking and charging of EVM Vehicles; (l) allow EVM to place EVM signage to promote each EVM Location at the main entrance to the Property, at the EVM Location and at such other locations as the Parties may mutually agree, so as to permit for the marketing and publicity of the EVM service; (m) allow EVM to mark off reserved Parking Spaces assigned to EVM by displaying signage at each reserved Parking Space, the Charging Stations and the Other Charging Stations; (n) use its best efforts to cooperate with EVM to promote and market the EVM Service to the residents or members of the community; and (o) grant EVM a limited royalty free license to use any name or logo of Property Owner in any marketing and/or promotional materials of EVM including for purposes of promoting the service on EVM’s website.

5. Term, Termination & Effect of Termination. The term of this Agreement shall commence on the Effective Date and, unless this Agreement is terminated earlier pursuant to Section 5(b) below, or extended as set forth herein, shall remain in effect for a period of three (1) years from the Effective Date (the “Term”). Unless this Agreement is terminated by EVM upon thirty (30) days’ notice to the Property Owner or the Property Owner delivers to EVM a notice of non-renewal of this Agreement in writing at least sixty (60) days prior to the end of the then current Term, this Agreement will automatically renew for additional one (1) year periods. The Property Owner acknowledges that it has no right to terminate this Agreement except (a) prior to the automatic renewal as described above, or (b) in the event of a material breach of this Agreement by EVM which is not cured within thirty (30) days of written notice from the Property Owner (or such longer period if cure cannot be accomplished in such period, provided that cure is promptly commenced and carried through to completion). Upon termination of this Agreement, all rights granted to the Parties hereunder will automatically terminate(c) 30 day notice given without cause property will pay for the original charger installation. EVM will retain ownership of the Charging Stations and EV Vehicles and the Property Owner shall provide EVM access and otherwise cooperate with EVM with respect to the removal of the Charging Stations, EVM Vehicles and EVM Property from the Property. Notwithstanding anything else in this Agreement to the contrary Section 6, Section 7, Section 8, Section 9, Section 12, Section 13 and Section 14, shall survive termination or expiration of this Agreement.

6. EVM’s Limited Warranty, Disclaimer of Warranty. If any Charging Station provided and installed by EVM is determined to be defective during the Term of this Agreement, EVM will, and Property Owner’s sole remedy will be for EVM to, repair or replace, at EVM’s option, the defective Charging Station or defective part or parts. EVM has no responsibility for the Charging Stations beyond those passed along with a manufacturer’s warranty. EVM has no responsibility for charging stations that are not provided and installed by EVM. Except as expressly provided in this Agreement, the EVM Services, EVM Vehicles, EVM location(s), EVM Charging Stations, the EVM App, the EVM website and the EVM property and any software therein are provided by EVM “as is” without warranty of any kind. To the maximum extent permitted by law, any and all warranties of any kind whatsoever with respect to EVM Services, EVM Vehicles, EVM location(s), EVM Charging Stations, the EVM App, the EVM website and the EVM property and any software therein, whether express, implied or statutory, are expressly disclaimed, including but not limited to those of merchantability, fitness for a particular purpose, title, accurate or error-free operation or responses, and uptime or virus-free operation. The EVM Services, EVM Vehicles, EVM location(s), EVM Charging Stations, the EVM App, the EVM website and the EVM property and any software therein may be temporarily unavailable from time to time for maintenance, repairs or other reasons without any penalty or liability of any kind to EVM.

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7. Limitation of Liability. Except as to liabilities arising from any claim for indemnity pursuant to Section 8 below, in no event shall EVM’s aggregate liability arising out of or related to this Agreement, whether arising out of or related to breach of contract, tort (including negligence), or otherwise, exceed Ten Thousand Dollars ($10,000.00). In no event shall EVM be liable to the property owner or to any third party for any loss of use, revenue, or profit or loss of data or diminution in value, or for any consequential, incidental, indirect, exemplary, special, or punitive damages whether arising out of breach of contract, tort (including negligence), or otherwise, regardless of whether such damage was foreseeable and whether or not service provider has been advised of the possibility of such damages, and notwithstanding the failure of any agreed or other remedy of its essential purpose.

8. Indemnification. EVM shall indemnify, hold harmless and defend Property Owner against any claim, damage, loss or expense (including reasonable attorneys’ fees and costs) incurred by the Property Owner in connection with any claims, demands, suits, or proceedings (“Claims”) brought against Property Owner by a third party based on any of the following: (i) EVM’s material breach of this Agreement; or (ii) bodily injury, death or damage to real property or tangible personal property arising out of the gross negligence or willful misconduct of any EVM personnel. The Property Owner shall indemnify, hold harmless and defend EVM against any claim, damage, loss or expense (including reasonable attorneys’ fees and costs) incurred by EVM in connection with any Claims brought against EVM by a third party based on any of the following: (1) the Property Owner’s material breach of this Agreement; (2) the condition of the Property; or (3) any claim or liability, including but not limited to bodily injury, death or damage to real property or tangible personal property arising out of the gross negligence or willful misconduct of any Property Owner personnel.

9. Confidentiality. From time to time during the Term of this Agreement, either Party (as the “Disclosing Party”) may disclose or make available to the other Party (as the “Receiving Party”) information about its business affairs, products/services, confidential intellectual property, trade secrets, third-party confidential information, and other sensitive or proprietary information[, whether orally or in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential” (collectively, “Confidential Information”). The Receiving Party shall: (i) protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would use to protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (ii) not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (iii) not disclose any such Confidential Information to any person or entity, except to the Receiving Party’s Representatives who need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under the Agreement.

10. Representations and Warranties; Covenants. The Property Owner represents and warrants to EVM that (a) the Property Owner has the exclusive right to possess, access and use the Property and to make improvements and allow improvements to be made to the Property; (b) no consents or approvals (including consents or approvals from any governmental entity, landlord or lender), are required in connection with the execution by the Property Owner of this Agreement or the performance of its obligations hereunder, (c) no tenant, occupant or other party has or will have any right to use or occupy the Parking Spaces assigned to EVM unless they are Other Charging Stations; (d) it shall keep and maintain the portion of the Property in which the Parking Spaces are located in good condition and repair and remove all snow, ice and other trash or debris therefrom; and (e) it will comply with all applicable federal, state and local laws; provided, however, that EVM shall be responsible for procuring all building permits required by the services described herein.

11. Insurance. Each Party shall, at its own expense, carry and maintain during the performance of the services under this Agreement (a) property insurance (if/as applicable); (b) comprehensive vehicle insurance (as/if applicable), and (c) commercial general liability insurance. EVM agrees to include the Property Owner as an additional insured under its comprehensive vehicle insurance and commercial general liability insurance (to the extent permitted).

12. Intellectual Property and Proprietary Rights. EVM hereby grants the Property Owner a royalty free limited license, subject to EVM’s trademark usage guidelines in effect from time to time, to use EVM’s name, logos, trademarks and service marks to promote the Service at Property in accordance with Section 3 or as agreed to by EVM in writing. All title and Intellectual Property Rights in and to the Mobile App, all data, and EVM Technology is owned exclusively by EVM and its suppliers. Other than as expressly set forth in this Agreement, no license or other rights in or to the Mobile App, the Website, the EVM Vehicles, the EVM Technology and Intellectual Property Rights thereto are granted to the Property Owner, and all such licenses and rights are hereby expressly reserved.

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13. General Terms. The Parties are operating as independent contractors, and nothing in this Agreement will be construed as creating a partnership, franchise, joint venture, employer-employee or agency relationship. This Agreement may not be assigned by either party without the prior written consent of the other Party, not to be unreasonably withheld. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. This Agreement, including all attachments and exhibits, represents the entire understanding between the Parties with respect to the subject matter hereof to the exclusion of all other terms and conditions, and no changes, amendments, additions, modifications or waivers to this Agreement will be effective unless in writing and signed by both Parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. The Parties agree that the recitals hereto and the exhibits attached hereto are incorporated herein by reference and constitute an integral part hereof. Upon a Party’s reasonable written request, the other Party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, as reasonably necessary to give full effect to this Agreement. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Facsimile and scanned signatures shall be treated as originals. All notices under this Agreement shall be in writing and shall be deemed given when personally delivered (including delivery by courier), or five (5) days after being sent by prepaid certified or registered U.S. mail to the address of the Party set forth in the preamble of this Agreement or to such other address as a Party has last provided to the other in writing. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. The Parties hereby consent to the exclusive jurisdiction and venue of the state and federal courts located in Los Angeles County in the State of California for resolution of any disputes arising out or relating to this Agreement. In any action or proceeding to enforce rights under this Agreement, the prevailing Party will be entitled to recover costs and attorneys’ fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

IN WITNESS WHEREOF, each Party represents that it has caused this Agreement to be signed by its duly authorized officer or representative as of the Effective Date.

For:	EV MOBILITY, LLC	For:

By:		By:

Name:	Ramy El-Batrawi	Name:

Title:	CEO	Title:

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EXHIBIT A

SUMMARY OF TERMS

Property Name	Property Address, Contact Name, Email and Telephone	Number of Property Units or Rooms	Number of EVM Charging Stations	Number of EVM Vehicles	Price Per Vehicle / Revenue Share:

Launch Date for EVM Services:

Additional Agreed Upon Terms and Conditions:

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